                                                                               Exhibit 4.1
AMENDED AND RESATED STOCK PURCHASE AGREEMENT

AMENDED AND RESATED STOCK PURCHASE AGREEMENT (this “Agreement”), entered into as of and effective the 8th day of January 2007, by and among Sequiam Corporation., a California corporation (the “Buyer”) and Shixiong Chen (the “Shareholders” or “Sellers”), and Magstone Innovation, Inc. a foreign owned Chinese corporation (the “Company” or “Magstone”) operating at Room 508, Tianan Hi-Tech Venture Center, No. 730,Yingbin Road, Panyu District, Guangzhou,China,511400;

W I T N E S S E T H:

WHEREAS, the Company is engaged in the business of the manufacturing, assembling, packaging and sale of biometric technology products (the “Business”); and

WHEREAS, the Shareholder, is the recorded owner of one hundred percent (100%) of the issued and outstanding capital stock of the Company (the “Stock”); and

WHEREAS, the Buyer desires to purchase from the Shareholders, and the Shareholders desire to sell to the Buyer, upon the terms and subject to the conditions set forth in this Agreement the Stock in Exhibit A hereto, and through such Stock a majority ownership interest in the Business as a going concern; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as of the date hereof, as follows:

1.  RECITALS. The foregoing recitals are true and accurate and by this reference incorporated herein.

2.  ACQUISITION OF THE STOCK; CONSIDERATION.

2.1  Purchase and Sale of Stock.  Subject to the terms and conditions of this Agreement, at the Closing (defined below) the Buyer shall purchase and acquire from the Shareholders, and the Shareholder shall sell and transfer to the Buyer eighty percent (80%) of the Stock of the Company (“Purchase Shares”), in exchange for the consideration provided in Section 2.2. In furtherance thereof, the Shareholders shall deliver the certificates representing all of their Stock (duly endorsed for transfer or accompanied by stock powers executed in blank for transfer) to Buyer at Closing.

2.2  Consideration.. In exchange for the Purchase Shares owned by the Shareholder, the Buyer will issue and deliver to the Shareholder an Installment Note Payable in the amount of $150,000 bearing interest at 8% per annum, payable in three quarterly installments of $50,000 beginning April 1, 2007. The note is secured by the Magstone shares. Buyer will also agree to repay Company’s debt to ETI Hong Kong for HKD 1,400,000 (approximately $180,000 USD). As additional consideration, the Company will distribute to the shareholder prior to closing the following: Magstone Trademarks and Magstone’s 30% ownership in the Chinese Joint Venture known as New Era Biometrics, except that the Company will receive from the shareholder a 9% interest in the distributions received by the shareholder from the Joint Venture for so long as Shixiong Chen serves as President of the Company.

3.  CLOSING.

3.1  Closing.  Subject to the conditions stated in Section 8 and Section 9 and a successful due diligence of Magstone’s existing business as deemed so by Sequiam Biometrics, Inc., the closing of the transactions contemplated hereby (the “Closing”) shall be held at 10:00 a.m., Eastern Time, on January 8, 2007, or if the conditions set forth in Section 8 or Section 9 have not been satisfied or waived on such date, on the fifth (5th) business day after all such conditions have been satisfied or waived (the “Outside Closing Date”), at the offices of Sequiam Corporation. 300 Sunport Lane, Orlando, Florida 32809, or at such other location, or such earlier or later date or time as the parties may mutually agree. The date upon which the Closing occurs is hereinafter referred to as the “Closing Date.”

3.2  Deliveries by the Shareholder. At or prior to the Closing, the Shareholders shall deliver to the Buyer:

(a)  stock certificates representing the 80% of the Stock owned by the sole Shareholder in Magstone, duly endorsed by the Shareholders or accompanied by executed stock powers;

(b) a certificate executed by each Shareholder to the effect that the conditions set forth in Section 8 have been satisfied;

(c) any other documents or instruments deemed reasonably necessary by Buyer or Shareholder to consummate the transactions contemplated hereby.

3.3  Deliveries by Buyer.

(a)  the Promissory Note issued in the name of the sole Shareholder as set forth on Exhibit A hereto,;

(b) a certificate executed by the Buyer to the effect that the conditions set forth in Section 9 have been satisfied;

(c) a copy of resolutions adopted by Buyer’s Board of Directors authorizing the transactions contemplated herein and the issuance of the Sequiam Shares;

(d) a certificate of corporate name change from Magstone Innovation, Inc. to Sequiam East, Inc.

(e) any other documents or instruments deemed reasonably necessary by Buyer or Shareholder to consummate the transactions contemplated hereby.

3.4  Ancillary Documents. The following documents may be sometimes referred to herein collectively as the “Ancillary Documents”: any or all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

3.5  Allocation of Closing Costs. All expenses incurred by the Buyer or the Shareholders in connection with the transactions contemplated hereby, including legal, financial advisory, accounting, and other expert fees, shall be the responsibility of and for the account of the party who ordered the particular service or incurred the particular expense.

4.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.

In connection with the sale of the Stock to the Buyer, the Shareholder represents and warrants to the Buyer as follows;

4.1  Title to the Stock. The Shareholder is the valid and lawful record and beneficial owner of all of the Purchase Shares of the Company all of which has been duly authorized and validly issued and is fully paid and non-assessable, and is free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws). On the Closing Date, the Buyer shall receive from the Shareholder good, valid and marketable title to all of the Purchase Shares hereto free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

4.2 Rights to Acquire Capital Stock. To the best of Shareholder’s knowledge, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Company to issue, transfer or purchase any shares of its capital stock, or obligating the Shareholder to transfer any shares of Stock.

4.3 Valid and Binding Agreement; No Breach.

(a)  The Shareholder has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, reorganization or other laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

4.4 Affiliated Transactions. Other than as disclosed in this Agreement the Company is not a debtor or creditor of the Shareholder, nor is the Company subject to any agreement between either of them and the Shareholder.

4.5 Brokers. No broker or finder is involved in this transaction or is entitled to receive a fee, commission or other compensation from the Shareholder or the Company with respect to the transactions contemplated in this Agreement.

4.6 Organization, Good Standing and Qualification. The Company is a corporation, and is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement.

4.7 Authorization; Binding Obligations. All corporate action on the part of the Company (including the respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, and the performance of all obligations of the Company has been taken or will be taken prior to the Closing. This Agreement and the other Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company.

4.8 Liabilities. The Company has no contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in its financial statements.

4.9 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

(a) for payment of salary for services rendered and for bonus payments;

(b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

(c) for other standard employee benefits made generally available to all employees; and

(d) obligations listed in the Company's financial statements.

4.10 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a) those resulting from taxes which have not yet become delinquent;

(b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries; and

(c) those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.11 Intellectual Property.

(a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company’s knowledge, as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

(b) The Company has not received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefore.

(c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

4.12 Litigation There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that prevents the Company from entering into this Agreement or the Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis to assert any of the foregoing.

4.13 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent.

4.14 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.15 Full Disclosure. The Company has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Purchase Shares, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements nor any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

5.   REPRESENTATIONS AND WARRANTIES OF THE BUYER.

In connection with the Buyer’s purchase of the Stock from the Shareholder, the Buyer represents and warrants to the Shareholder as follows:

5.1  Existence. The Buyer is now, and on the Closing Date will be, a corporation, organized and existing and in good standing under the laws of the State of California and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted.

5.2  Power and Authority. The Buyer has the power, legal capacity and authority to enter into, and perform its obligations under this Agreement and the Ancillary Documents. The Buyer has taken all action necessary to authorize the execution and delivery of this Agreement and the Ancillary Documents, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

5.3  Enforceability. This Agreement and the Ancillary Documents have been duly authorized by all necessary corporate action, executed and delivered by the Buyer and constitute the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

5.4  No Default or Consents. Neither the execution or delivery of this Agreement and the Ancillary Documents by Buyer, nor the carrying out of the transactions contemplated hereby will to the Buyer’s knowledge: (a) violate the Articles of Incorporation or Bylaws of the Buyer in any material respect; (b) materially violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any material contract or other instrument applicable to Buyer; (c) result in the creation of any material lien, charge or other encumbrance on any property of the Buyer; (d) require the Buyer to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice of filing with, any private non-governmental third party or any governmental agency, except as otherwise required under applicable federal securities laws, or (e) violate or conflict with any law, statute, ordinance, rule, regulation, judgment, order, injunction, or decree to which the Buyer is a party, or by which the Buyer is bound in any material respect.

5.5  No Proceedings. No suit, action or other proceeding is pending or, to the Buyer’s knowledge, threatened by any third party seeking to restrain the Buyer or prohibit Buyer’s entry into this Agreement or the Ancillary Documents or prohibit the Closing, or seeking damages against the Buyer or Buyer’s properties as a result of the consummation of this Agreement.

5.6 No Other Consideration. The only consideration being paid by the Buyer for the Stock is the Promissory Note and no other consideration in any form whatsoever (including, but not limited to, any real or personal property, securities or cash) has been or will be received by the Buyer in exchange for the Sequiam Shares.

5.7 Brokers. No broker or finder is involved in connection with this transaction or is entitled to receive a fee, commission or other compensation from the Buyer with respect to the transactions contemplated in this Agreement.

6.  THE SHAREHOLDERS’ OBLIGATIONS BEFORE THE CLOSING DATE.

The Shareholders, jointly and severally, hereby covenant and agree that, from the date hereof until the Closing Date:

6.1  Corporate Matters. Except as otherwise contemplated by this Agreement, neither the Company nor the Subsidiary will, without the prior written consent of the Buyer, permit the Company or the Subsidiary to:

(a)  amend its Articles of Incorporation or By-Laws or other applicable governing document;

(b)  issue any shares of the Company’s or Subsidiary’s capital stock;

(c)  issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of the Company’s or Subsidiary’s capital stock might be directly or indirectly issued;

(d)  declare, pay, set aside or make any dividend(s) or other distribution(s) of cash or other property, or redeem any outstanding shares of the Company’s or Subsidiary’s capital stock;

(e)  forgive any liability or indebtedness owed to the Company or Subsidiary by any Shareholder or any of his Affiliates;

(f)  agree to do, or take any action in furtherance of, any of the foregoing.

7.  CONDITIONS PRECEDENT TO THE BUYER’S PERFORMANCE.

The obligations of the Buyer to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by the Buyer:

7.1  Accuracy of Representations and Warranties; . All representations and warranties made by the Shareholders in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to the Buyer under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

7.2  Performance. Each Shareholder shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by the Shareholder on or before the Closing Date.

7.3  Certification. The Buyer shall have received a certificate, dated the Closing Date, signed by each Shareholder, certifying, in such detail as the Buyer and its counsel may reasonably request, that the conditions specified in Sections 8.1 and 8.2 have been fulfilled.

7.4  Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the Company, the Subsidiary, their business or any material portion of their assets.

7.5  Consents. All necessary disclosures to and agreements and consents of (a) any parties to any material contracts and/or any licensing authorities which are material to the Company’s business, and (b) any governmental authorities or agencies to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to the Buyer.

7.6  No Material Adverse Change. On the Closing Date, there shall not have occurred any event or condition materially and adversely affecting the financial condition, results of operations or business prospects of the Company, except for matters resulting from adverse changes in economic conditions affecting businesses generally.

7.7  Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Buyer and its counsel.

8.  CONDITIONS PRECEDENT TO THE SHAREHOLDERS PERFORMANCE.

The obligations of each Shareholder to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Shareholders:

8.1  Accuracy of Representations and Warranties. All representations and warranties made by the Buyer in this Agreement and/or in any written statement delivered by the Buyer under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

8.2  Performance. The Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer on or before the Closing Date.

8.3  Certification. The Shareholder shall have received a certificate, dated the Closing Date, signed by the Buyer, certifying, in such detail as the Shareholder and his counsel may reasonably request, that the conditions specified in Sections 9.1 and 9.2 have been fulfilled.

8.4  Proceedings and Instruments Satisfactory. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Shareholders and their counsel.

9.  [RESERVED].

10.  INDEMNIFICATION.

10.1  Survival. The representations, warranties, and indemnities of the parties set forth in this Agreement or in connection with the transactions contemplated hereby shall survive the Closing.

10.2  Indemnity by the Shareholder. From and after the Closing, each Shareholder, individually and not jointly, hereby agrees to indemnify and hold harmless the Buyer and the Company and its Shareholders, directors, officers and employees and agents (the “Buyer Indemnified Parties”), from and against any and all damages, liabilities, obligations, penalties, fines, interest, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other taxes, interest, penalties and attorneys’ and accountants’ fees and disbursements) (“Damages”) suffered or incurred by the Buyer Indemnified Parties arising out of, resulting from or in any way related to a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by the Shareholder in this Agreement, or any certificate delivered by the Shareholder at the Closing pursuant hereto.

10.3  Claims for Indemnity. For purposes of this Article 11, a party making a claim for indemnity under this Agreement is hereinafter referred to as an “Indemnified Party” and the party against whom such claim is asserted is hereinafter referred to as the “Indemnifying Party.” All claims by any Indemnified Party under this Agreement shall be asserted and resolved in accordance with the following provisions. If any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by such third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand stating with reasonable specificity the circumstances of the Indemnified Party’s claim for indemnification; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party. After receipt by the Indemnifying Party of such notice, then upon reasonable notice from the Indemnifying Party to the Indemnified Party, or upon the request of the Indemnified Party, the Indemnifying Party shall defend, manage and conduct any proceedings, negotiations or communications involving any claimant whose claim is the subject of the Indemnified Party’s notice to the Indemnifying Party as set forth above, and shall take all actions necessary, including but not limited to the posting of such bond or other security as may be required by any governmental agency, so as to enable the claim to be defended against or resolved without expense or other action by the Indemnified Party. Upon request of the Indemnifying Party, the Indemnified Party shall, to the extent it may legally do so and to the extent that it is compensated in advance by the Indemnifying Party for any costs and expenses thereby incurred, (i) take such action as the Indemnifying Party may reasonably request in connection with such action, (ii) allow the Indemnifying Party to dispute such action in the name of the Indemnified Party and to conduct a defense to such action on behalf of the Indemnified Party, and (iii) render to the Indemnifying Party all such assistance as the Indemnifying Party may reasonably request in connection with such dispute and defense.

11.  MISCELLANEOUS.

11.1  Effect of Headings. The Article and Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules. Whenever required by the context, and as used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural.

11.2  Entire Agreement; Waivers. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, the Schedules hereto, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

11.3  Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.4  Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the day after the delivery thereof to a recognized overnight courier service for next-day delivery with all charges prepaid or billed to the account of the sender, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the Shareholder at the address contained in the Company’s shareholder records, and if to the Company, c/o Mark Mroczkowski, Chief Financial Office, Sequiam Corporation, 300 Support Lane, Orlando, Florida 32809, or to such other address as either party shall have specified by notice in writing given to the other party.

11.5  Amendments and Modifications. No amendment or modification of this Agreement or any Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

11.6  Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by either party hereto without the prior written consent of the other party hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

11.7  Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. This Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida without regard to any conflicts of law rules thereof. Each party hereto irrevocably submits to the exclusive jurisdiction of the Circuit Court of the State of Florida, Orange County, in any action or proceeding arising out of or relating to this Agreement or any of the Ancillary Documents, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided, however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the Middle District of Florida. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement or any of the Ancillary Documents, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

11.8  Remedies. Except as set forth in Article 11, the rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

11.9  Survival. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

11.10  Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

11.11  Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement, as applicable, if capable of substantial performance, shall remain in full force and effect.

11.12  Further Assurances. From time to time from and after the Closing Date, the parties will execute and deliver to each other any and all further agreements, instruments, certificates and other documents as may reasonably be requested by the other party in order more fully to consummate the transactions contemplated hereby.

11.13  Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

COMPANY: MAGSTONE INNOVATION, INC. By:_________________________ Name: _________________________ Title: _________________________	BUYER: SEQUIAM CORPORATION By: ________________________________ Name: ______________________________ Title: _______________________________
SELLERS: _______________________________ Shixiong Chen